Exhibit 10.1
PORTIONS OF THIS AGREEMENT MARKED BY “***” HAVE BEEN
OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
ROYALTY AND SUPPLY AGREEMENT
This Royalty and Supply Agreement (“Agreement”) dated as of the 15th day of July, 2010 (the “Effective Date”), is by and between AFC ENTERPRISES, INC. (“AFC”) and DIVERSIFIED FOODS AND SEASONINGS, INC. (“Diversified”).
WHEREAS, Diversified has substantial experience in the production and/or supply of certain commercial seasonings, spices, custom-formulated cooked products, and other products and supplies; and
WHEREAS, AFC is the franchisor of the Popeyes®, Popeyes® Chicken & Biscuits and Popeyes® Louisiana Kitchen quick service restaurant system and as of the Effective Date operates, and licenses others to operate, Popeyes restaurants around the world; and
WHEREAS, Diversified has acted as a supplier for certain products used in Popeyes restaurants; and
WHEREAS, AFC and Diversified, and their respective predecessors, have been parties to various agreements and amendments thereto dealing with Diversified’s supply of products; and
WHEREAS, AFC and Diversified desire to enter into a comprehensive royalty and supply agreement under the terms set forth herein;
NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants, and agreements contained herein, the parties, intending to be legally bound, agree as follows:
1. DEFINITIONS
     1.1 “AFC” means AFC Enterprises, Inc., a Minnesota corporation with a principal place of business, as of the Effective Date, located at 5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia 30342, and its successors.
     1.2 “AFC Confidential Information” means secret, confidential or proprietary information of AFC, including without limitation, (i) AFC’s Formulas; (ii) other trade secrets of AFC; (iii) food preparation processes, procedures, methods and techniques developed by AFC; (iv) marketing plans; (v) test products; (vi) strategic plans; (vii) pricing plans and structures; and (viii) lists of Franchisees and lists of products and supplies approved by AFC. The term “AFC Confidential Information” does not include information that has become generally, readily, and freely available to the public by the act of a person or entity (other than Diversified or any affiliate or representative of Diversified or any person or entity acting in concert with or with the assistance or encouragement of Diversified) that has the right to disclose such information without violating any right of AFC (such as, for example, the filing of information by AFC with the Securities and Exchange Commission on EDGAR). The term

“AFC Confidential Information” does not include information which was known to Diversified prior to its disclosure by AFC, or that is independently developed by Diversified, in each case without using the AFC Confidential Information and without any use of Prohibited Analysis on any of AFC’s products.
     1.3 “AFC Markings” means trademarks, trade names, logos or other identifying markings owned by AFC.
     1.4 “Calendar year” or “calendar year” means the one-year period from and including any January 1 to and including the following December 31.
     1.5 “Core Product” or “Core Products” means the products identified in Schedule A attached hereto, including any modifications thereto, as may be amended in accordance with the terms of this Agreement.
     1.6 “Distributor” means a person or entity that has a contract with AFC, or with a purchasing cooperative affiliated with AFC (such as Supply Management Services, Inc.), to distribute products to AFC or the Franchisees.
     1.7 “Diversified” means Diversified Foods and Seasonings, Inc., a Louisiana corporation with a principal place of business, as of the Effective Date, located at 1115 North Causeway Boulevard, Suite 200, Mandeville, Louisiana 70471, and its successors.
     1.8 “Diversified Confidential Information” means secret, confidential or proprietary information of Diversified, including without limitation, (i) the Popeyes Formulas, (ii) other trade secrets of Diversified; (iii) food preparation processes, procedures, methods, and techniques developed by Diversified, and (iv) all information regarding Diversified’s costs, prices, revenues, margins, profits, and other financial information. The term “Diversified Confidential Information” does not include information that has become generally, readily, and freely available to the public by the act of a person or entity (other than AFC or any affiliate or representative of AFC or any person or entity acting in concert with or with the assistance or encouragement of AFC) that has the right to disclose such information without violating any right of Diversified. The term “Diversified Confidential Information” does not include information which was known to AFC prior to its disclosure by Diversified, or that is independently developed by AFC, in each case without using the Diversified Confidential Information and without any use of Prohibited Analysis on any of Diversified’s products.
     1.9 “Diversified Markings” means trademarks, trade names, logos or other identifying markings owned by Diversified.
     1.10 “Domestic Market” or “Domestic Markets” means the forty eight continental states in the United States of America (excluding Alaska and Hawaii) and the District of Columbia.
     1.11 “Effective Date” means the date first set forth above in this Agreement.

     1.12 “First Amendment to Formula Agreement” means the untitled agreement entered into on or about March 21, 1989, between Alvin C. Copeland, Sr., New Orleans Spice Company, Inc., and Biscuit Investments, Inc.
     1.13 “Flour-Based Core Product” means the products indicated as such on Schedule A and any other Core Product added to Schedule A after the Effective Date that is flour-based.
     1.14 “Flour Index” means the Flour Seller’s quoted price for [***] hard wheat flour (or, if Flour Seller has discontinued selling such brand, its most nearly comparable brand) to be delivered in the first full calendar month following the date of the quote, FOB the Flour Seller’s [***] mill, in bulk. (For example, if the price is quoted on June 12, 2011, it would be the price for delivery in July 2011.)
     1.14A. “Flour Seller” means [***], or the successor to its flour sales business.
     1.15 “Formula Agreement” means the agreement entered into on or about July 2, 1979, between Alvin C. Copeland, Sr., Gilbert E. Copeland, Mary L. Copeland, Catherine Copeland, Russell J. Jones, A. Copeland Enterprises, Inc., and Popeyes Famous Fried Chicken, Inc.
     1.16 “Franchisee” or “Franchisees” means persons or entities who have a franchise or other agreement with AFC for the purpose of operating a Popeyes Restaurant.
     1.17 “Including” or “including” means including but not limited to.
     1.18 “International Market” or “International Markets” means any and all countries or markets (including Alaska and Hawaii) in which AFC or any Franchisee operates a Popeyes Restaurant other than in Domestic Markets.
     1.19 “Markings” means trademarks, trade names, logos or other identifying markings.
     1.20 “Other Product” or “Other Products” means any product sold or to be sold in Popeyes Restaurants that is not identified in Schedule A attached hereto.
     1.21 “Popeyes” means Popeyes®, Popeyes® Chicken & Biscuits, Popeyes® Louisiana Kitchen, a circle containing a capital letter “P”, other marks utilized by the Popeyes System, and any other variation or derivative of any of the foregoing, as the same may evolve over time.
     1.22 “Popeyes Formula” or “Popeyes Formulas” means the recipes or formulas used by Diversified for the preparation of the Core Products.

     1.23 “Popeyes Restaurant” or “Popeyes Restaurants” means a restaurant operated in connection with the Popeyes System.
     1.24 “Popeyes System” means the entire Popeyes restaurant system that AFC operates and/or licenses or contracts with others to operate now or in the future, as the same may evolve over time.
     1.25 “Recipe Royalty Agreement” means the agreement entered into on or about March 21, 1989, between Alvin C. Copeland, Sr., New Orleans Spice Company, Inc. and Biscuit Investments, Inc.
     1.26 “Second Amendment to Formula Agreement” means the agreement so entitled and entered into on or about March 21, 1989, between Alvin C. Copeland, Sr., Biscuit Investments, Inc., and New Orleans Spice Company, Inc.
     1.27 “SMS” means Supply Management Services, Inc. (which is the purchasing co-operative of the Popeyes System as of the Effective Date) and any subsequent purchasing co-operative for the Popeyes System.
     1.28 “Supply Contract” means the agreement so entitled and entered into on or about March 21, 1989, between New Orleans Spice Company, Inc. and Biscuit Investments, Inc.
     1.29 “Supplemental Disclosure” means the Supplemental Disclosure Relating to Plan of Reorganization Proposed by Canadian Imperial Bank of Commerce, as agent, including all exhibits thereto, filed on or about August 12, 1992, in the United States Bankruptcy Court for the Western District of Texas, Austin Division, in the case of Al Copeland Enterprises, Inc., debtor, Case No. 91 12575 FM 11.1.22.
     1.30 “1994 Letter Agreement” means the letter agreement entered into on or about June 13, 1994, between Alvin C. Copeland, Sr., America’s Favorite Chicken Company, and Diversified Foods and Seasonings, Inc., executed by Kam M. Nasser and Alvin C. Copeland, Sr.
     1.31 “1997 Settlement Agreement” means the agreement entered into on or about May 29, 1997, between Alvin C. Copeland, Sr., AFC Enterprises, Inc., Diversified Foods and Seasonings, Inc., and Flavorite Laboratories, Inc.
2. TERMINATION OF PRIOR AGREEMENTS. AFC and Diversified acknowledge and agree that, to the extent contractual rights or obligations have been created by any agreements between the parties or their predecessors in interest, they are, respectively, the successors in interest to those agreements, including without limitation, the Formula Agreement, the First Amendment to Formula Agreement, the Second Amendment to Formula Agreement, the Recipe Royalty Agreement, the Supply Contract, the Supplemental Disclosure, the 1994 Letter Agreement, and the 1997 Settlement Agreement (collectively the “Prior Agreements”). AFC and Diversified agree that as of the Effective Date of this Agreement, the Prior Agreements shall be terminated in their entirety, shall have no force or effect whatsoever, and this Agreement shall instead be applicable in lieu thereof, excepting only, however, that within 10 days after the Effective Date, AFC shall pay the portion of the royalty payment that accrued but was unpaid under the Recipe Royalty Agreement as of the Effective Date.
3. TERM AND TERMINATION
A. Term. The initial term of this Agreement (the “Initial Term”) shall commence on the Effective Date and shall continue through March 20, 2029, unless earlier terminated in accordance with the terms of this Agreement. At the end of the Initial Term, this Agreement shall be renewed in two (2) year increments (each, a “Renewal Term”), provided that AFC and Diversified mutually agree in writing on such renewal terms. The “Term” means the Initial Term and any Renewal Term(s). This is an exclusive requirements contract. So long as this Agreement remains in effect, AFC agrees (i) that it will utilize Diversified as the exclusive supplier of all of AFC’s requirements of the Core Products, and (ii) that AFC will require the Franchisees to utilize Diversified as their exclusive supplier of all of their requirements of the Core Products. It is acknowledged and agreed that the supply of products by Diversified to AFC and the Franchisees is now and may be made either directly or indirectly through Distributors or agents.
B. Breach. In the event that (i) either party materially breaches this Agreement, and (ii) such material breach shall remain substantially un-remedied for a period of thirty (30) calendar days after written notice of such breach from the non-breaching party, specifying in reasonable detail the nature and scope of the material breach, then the non-breaching party may terminate this Agreement by giving 30 days advance written notice to the breaching party; provided, however, that if such matter is not reasonably susceptible of cure within such thirty (30) day period, then the thirty (30) day period shall be extended for a commercially reasonable period (not to exceed one hundred and eighty (180) days in the aggregate) so long as the party in breach (1) promptly notices the other party in writing of the expected period of time required to cure the default together with reasonable detail to support the position that it cannot cure the default within the thirty (30) day period; (2) commences curative action within the thirty (30) day period or as soon as commercially reasonable if it cannot reasonably be commenced within the thirty (30) day period; and (3) diligently proceeds therewith to completion within a commercially reasonable time.
C. Effect of Termination.
(i) Discontinue Use. Upon the expiration or the termination of this Agreement in accordance with its terms for any reason, and subject to the provisions of Section 3(C)(iii): (a) Diversified shall immediately and for fifty years and permanently thereafter discontinue and refrain from the use of all AFC Markings and all trade secrets of AFC and all AFC Confidential Information, and (b) AFC shall immediately and for fifty years and permanently thereafter discontinue and refrain from the use of all Diversified

Markings and all trade secrets of Diversified and all Diversified Confidential Information.
(ii) Deliver Materials. Upon the expiration or the termination of this Agreement in accordance with its terms for any reason, and subject to the provisions of Section 3(C)(iii): (a) Diversified shall promptly deliver to AFC, or at AFC’s option, destroy, all AFC Markings and any other printed material containing either the AFC Markings, AFC trade secrets and/or AFC Confidential Information, and (b) AFC shall promptly deliver to Diversified, or at Diversified’s option, destroy, all Diversified Markings and any other printed material containing any Diversified Markings, Diversified trade secrets and/or Diversified Confidential Information.
(iii) Pending Orders. Upon the expiration or the termination of this Agreement in accordance with its terms for any reason, Diversified shall fulfill all product orders that were made under this Agreement prior to the expiration of this Agreement or the effective date of any termination of this Agreement. Upon AFC’s written request, Diversified shall further continue to supply the Core Products to the Popeyes System in accordance with and subject to the terms of this Agreement, at prices equal to those immediately in effect prior to termination or expiration plus 7.5%, for a period of time designated by AFC, up to but not exceeding six (6) months. The parties shall cooperate with each other and with any supplier designated by AFC in the transfer of the expired or terminated services in order to facilitate the seamless transfer of the terminated supply.
(iv) Rights to Popeyes Formulas. Upon the expiration or the termination of this Agreement in accordance with its terms for any reason, AFC acknowledges and agrees that Diversified shall have the full and exclusive right to use, sell, license, and otherwise exploit commercially in any lawful manner the Popeyes Formulas; however, in doing so Diversified shall not disclose to any party that the Popeyes Formulas have been utilized by Popeyes at any time.
4. LICENSE AGREEMENT. Diversified hereby grants to AFC, subject to the terms and conditions of this Agreement, an exclusive non-transferable license (the “License”), for the full Term of this Agreement, to use the Popeyes Formulas in connection with the operation of Popeyes Restaurants by AFC and/or the Franchisees by virtue of having the right to use in such connection products made in whole or in part with a Popeyes Formula by Diversified. Diversified hereby agrees not to grant any third party the right to use any Popeyes Formula without the express written consent of AFC, such consent to be in AFC’s sole discretion, except that Diversified may grant such rights without AFC’s consent for the purpose of enabling a third party to manufacture or process Core Products (such as rights granted to a co-packer or a further processor) for use in the Popeyes System. Diversified warrants that Diversified knows and will maintain its knowledge of the Popeyes Formulas for the Term of this Agreement. AFC acknowledges and agrees that (i) Diversified retains all rights not expressly granted with respect to the Popeyes Formulas, including the right to use the Popeyes Formulas in the production of food, in accordance with the terms of this Agreement and (ii) AFC has no right to see or know the contents of any Popeyes Formulas. This shall not relieve Diversified from its obligation to provide ingredient information to AFC on a continuing basis as necessary for compliance with laws, regulations, and judicial orders.
5. ROYALTY AGREEMENT. AFC agrees to pay a royalty payment for the exclusive use of the Popeyes Formulas as set forth in Section 4 of $254,166.67 per month, prorated for any period less than a month, during the Term of this Agreement and during any period of time designated by AFC under Section 3(C)(iii), with 16% of each payment being made to Diversified and the remaining 84% of each payment being made to the Estate of Alvin C. Copeland, Sr., or its successor (the “Estate”). Each payment shall be made on the first business day of each month (or prorated period) by wire transferable funds, by cashiers or certified check, or by any other means acceptable to Diversified and the Estate. The Estate shall be a third-party beneficiary of this Agreement for purposes of this Section.
6. SUPPLY IN INTERNATIONAL MARKETS. AFC and Diversified agree that, subject to the conditions in Section 8 of this Agreement, after the Effective Date of this Agreement, no obligation is imposed on AFC by this Agreement to purchase, or to cause any of its Franchisees or Distributors to purchase, from Diversified, any Core Products or Other Products in or for use in any International Markets, and no obligation is imposed on Diversified by this Agreement to sell any Core Products or Other Products to AFC or any Franchisees or Distributors in or for use in any International Markets. AFC and Diversified may or may not enter into one or more other agreements from time to time that govern such purchases and sales, but such purchases and sales are not governed by this Agreement. For example, with respect to certain International Markets, AFC and Diversified may agree that Diversified will supply Core Products or Other Products to such markets, but any such separate agreements will not be governed by this Agreement.
A. Exception for Certain International Markets. Notwithstanding the foregoing, AFC and Diversified agree that, for a period of time commencing on the Effective Date and continuing thereafter until December 31, 2015 for five (5) years, certain International Markets constituting United States military bases, Canada, and the islands of the Caribbean shall be treated as Domestic Markets and shall be subject to all requirements of this Agreement. After this period, AFC and Diversified may or may not enter into one or more other agreements from time to time that govern purchases and sales for United States military bases, Canada, and the islands of the Caribbean, but such purchases and sales will not be governed by this Agreement.
7. EXCLUSIVE SUPPLIER OF THE CORE PRODUCTS IN DOMESTIC MARKETS. AFC hereby appoints Diversified, and Diversified hereby accepts such appointment, as AFC’s and the Franchisees’ exclusive supplier in Domestic Markets of the Core Products. AFC agrees that during the Term of this Agreement, it shall purchase, and shall require all Franchisees in Domestic Markets to purchase, all of AFC’s and the Franchisees’ respective requirements of the Core Products for use in Domestic Markets, exclusively from Diversified, and Diversified agrees to sell such requirements to AFC and the

Franchisees. During the Term of this Agreement, Diversified will be identified by AFC to Franchisees as the sole and exclusive supplier of the Core Products for use in Domestic Markets. Such purchases and sales may be made directly or indirectly through Distributors or agents.
A. Use of the Core Products and the Popeyes Formula. The parties intend, and AFC agrees, that AFC and the Franchisees will purchase all of their requirements of the Core Products for use in Domestic Markets exclusively from Diversified (directly or indirectly) during the Term of this Agreement. During the Term of this Agreement, AFC shall not import, or permit any Franchisee or Distributor to import, directly or indirectly, any Core Product or any substitute for any core product from any International Market into any Domestic Market.
8. CONTINUITY OF SUPPLY.
A. Supply of All Products Currently Supplied to the Popeyes System. AFC and Diversified agree that for the period of time commencing on the Effective Date of this Agreement and continuing through December 31, 2010, AFC shall purchase, and shall require its Franchisees and Distributors to purchase, and Diversified shall continue to fill all orders made by AFC, the Franchisees, and/or the Distributor(s), for any products currently supplied by Diversified to the Popeyes System in both Domestic Markets and International Markets. Pricing for any such product orders shall be at Diversified’s existing pricing on the Effective Date of this Agreement, except as set forth in this Agreement. After January 1, 2011, Diversified shall have no obligation to fill any orders for any products for the Popeyes System, and AFC, the Franchisees, and the Distributor(s) shall have no obligation to order any products from Diversified, except as set forth in this Agreement (such as in Section 6A and Section 7); provided that, upon AFC’s request, Diversified shall continue through December 31, 2011 to fill all orders made by AFC, the Franchisees, and/or the Distributor(s), for any products currently supplied by Diversified to the Popeyes System in International Markets at Diversified’s existing prices on the Effective Date of this Agreement. AFC shall give Diversified at least 90 days advance notice of the intent to stop buying products with respect to each particular jurisdiction in International Markets.
B. Supply of Certain Sauces. AFC and Diversified acknowledge that Diversified currently supplies barbeque sauce (Item No. 8R3306), cajun sparkle sauce (Item No. N656-C), cocktail sauce (Item No. 8R3307), confetti sweet and sour sauce (Item No. SD3310), and mardi gras mustard (Item No. 8R3303) (collectively the “Sauces”) to the Popeyes System. For a period of time commencing on the Effective Date and continuing through December 31, 2014, AFC agrees it shall purchase, and shall require all Franchisees in Domestic Markets (including certain International Markets while treated as Domestic Markets under Section 6(A)) to purchase, all of AFC’s and the Franchisees’ respective requirements of the Sauces for use in such Domestic Markets, exclusively from Diversified, and Diversified agrees to sell such requirements to AFC and the Franchisees. After January 1, 2015, neither AFC, the Franchisees, nor the Distributor(s) will have the obligation to purchase the Sauces from Diversified, unless Diversified’s bid for any such products is accepted by AFC in accordance with Section 10 of this Agreement. The prices for the Sauces until December 31, 2014 shall be the same as the existing prices for the Sauces on the Effective Date.
9. NONDISCLOSURE, REPLICATION, PROHIBITED ANALYSIS, AND NEW PRODUCTS.
A. Nondisclosure. AFC agrees that it will not, during or after the Term of this Agreement, use or permit the duplication or disclosure of any trade secrets associated with the Popeyes Formulas or the Core Products or any other Diversified Confidential Information unless such use, duplication, or disclosure is specifically authorized in advance and in writing by Diversified through its President.
B. Replication. AFC agrees that during the Term of this Agreement, it will not seek or assist or encourage others to replicate the Core Products or any Popeyes Formula for commercial use in any Domestic Markets. AFC shall, however, have the right to independently develop, without using Prohibited Analysis, substitute recipes for the Core Products, which substitute recipes may be commercially utilized by AFC and/or the Franchisees in a Domestic Market only under the conditions set forth in Section 20 of this Agreement. AFC shall further have the right to independently develop, without using Prohibited Analysis, substitute recipes for the Core Products or any other Diversified products, which substitute recipes may be commercially utilized by AFC and/or the Franchisees only in and for International Markets.
C. Prohibited Analysis. AFC agrees that it will not, during or after the Term of this Agreement, attempt (or cause, induce, solicit, encourage, or assist any other person or entity to attempt) to use or take advantage of or benefit from any Prohibited Analysis on any Core Product or other Diversified product or any Popeyes Formulas or any recipes or formulas associated with any Core Product or other Diversified product. For purposes of this Agreement, “Prohibited Analysis” shall mean any effort to perform a chemical or other analysis (other than simple use of the five human senses) on any product in order to determine all or part of the composition of the product for purposes of duplication.
D. New Products. The parties acknowledge that AFC continuously develops new products. Nothing in this Agreement shall, in any way, preclude or limits AFC’s rights to continue its efforts to develop new products. Notwithstanding the foregoing, for the full term of this Agreement, AFC shall exercise good faith in its development of any new products and agrees not to develop or sell or permit the Franchisees to sell any new products for the purpose of intentionally depleting the volume of Core Products sold by Diversified to the Popeyes System pursuant to this Agreement.
10. BIDDER ON OTHER PRODUCTS IN DOMESTIC MARKETS. AFC and Diversified acknowledge and agree that Popeyes Restaurants offer as of the Effective Date and may continue to offer Other Products for sale to the public in Domestic Markets. AFC hereby agrees that, with respect to all Other Product offerings in Domestic Markets of the type that Diversified is capable of producing, AFC shall, at the time of such bidding, provide Diversified the opportunity to submit a competitive bid on any such Other Products.
A. Bidding Process. AFC agrees that with respect to any Other Product offerings of the type that Diversified is capable of producing, AFC shall offer Diversified a fair and reasonable opportunity to develop and bid on any such Other Products, on terms and conditions (including lead time) no less favorable than those offered any other bidder. AFC shall provide Diversified with commercially-reasonable information (including whatever is or was provided to any other prospective bidder) to develop and bid on any such Other Products. Diversified has no obligation to submit a bid.
B. Award by AFC. AFC agrees that it will consider any bid presented by Diversified on Other Products in a commercially reasonable manner and will timely notify Diversified, in writing, whether Diversified’s bid is selected for further negotiation of price and terms. AFC’s decision to select, or not select, any Diversified bid for negotiation shall be subject to AFC’s sole discretion. In the event AFC selects Diversified’s bid on any such Other Products, AFC and Diversified may negotiate the price and other terms of one or more separate agreements for any such Other Products. Neither AFC nor Diversified shall have any obligation to enter into any agreement as a result of Diversified’s bid being selected.
11. MODIFICATION OF CORE PRODUCTS
A. Initial Approval. AFC acknowledges and agrees that the Core Products meet or exceed all of AFC’s quality standards. Diversified agrees that the Core Products will continue to meet AFC’s quality standards as in effect between the parties as of the Effective Date for the Term of this Agreement. If AFC requests a higher standard of quality for any product, Diversified will use good faith efforts to attempt to satisfy the request, and AFC acknowledges that any higher costs entailed in meeting the higher quality standard may affect the reasonable price of the product.
B. Product Modifications Initiated by Diversified. If Diversified makes any material improvements, modifications, or changes to the formula of any of the Core Products, Diversified shall notify AFC in writing specifying the improvement, modification or change and any cost implications related to the change. Unless and until AFC, in its sole discretion, approves the modified Core Product, (a) Diversified shall not sell such modified product under this Agreement to AFC, any Distributor(s), or the Franchisees, and (b) AFC, any Distributor(s), and the Franchisees shall continue to buy the pre-modified Core Product from Diversified in accordance with Section 7 and the other terms and conditions of this Agreement.
C. Product Modification Requests by AFC. The parties agree that although Diversified owns the Popeyes Formulas, AFC retains the right to make all decisions regarding the Popeyes brand, including the right specifically to request in good faith modifications, improvements, or changes to the Core Products, including the Popeyes

Formulas, for any reason, including without limitation, actual or reasonably anticipated changes required by international laws (but only for such International Markets while treated as Domestic Markets under Section 6(A)), federal laws, state laws, or local laws or regulations, and changes in consumer preferences or industry standards. In the event of any such request by AFC for a modification, improvement or change to a Core Product or the Popeyes Formulas, (a) AFC will notify Diversified of the requested modification, improvement or change, and (b) provided AFC is not contractually prohibited from doing so by a confidentiality agreement or other contractual limitation, AFC will provide Diversified with the material information, if any, known to AFC regarding how the requested modification, improvement or change might be accomplished (including any work, formulas, recipes or manufacturing techniques related to the requested modification, improvement or change, whether developed by AFC or any third party), and (c) Diversified shall use commercially reasonable efforts to cooperate with AFC in executing the change. The price for any such modified Core Product shall be set in accordance with Section 13(G) of this Agreement. In the event (i) AFC in good faith requests improvements, modifications or changes that are commercially reasonable and that are stated in terms that are objectively measurable, and (ii) AFC has provided the information specified above, if any, without any exception due to a confidentiality agreement or contractual limitation, and (iii) the request for modifications is not for the purpose of intentionally depleting the volume of Core Products sold by Diversified to the Popeyes System pursuant to this Agreement, and (iv) Diversified fails to make the requested improvements, modifications or changes within a commercially fair and reasonable time period, and (v) the requested improvements, modifications or changes are shown to be feasible and capable of being made by Diversified, AFC, or a third party, and (vi) Diversified is unable or unwilling to then produce and sell the modified Core Product at the price determined in accordance with Section 13(G) of this Agreement, then the Core Product at issue shall be removed from the list of Core Products attached hereto as Schedule A, and shall thereafter not be included as one of the Core Products covered under this Agreement. The parties acknowledge that the time period provided for the change may vary depending on whether an immediate or other time restriction is implicated by a change in laws, regulations or interpretations thereof, and the complexity of the requested modifications. If the parties disagree whether the conditions for removal of a Core Product from Schedule A have been met, the issue shall be settled exclusively by arbitration in the City of New Orleans, Louisiana, before a three-person arbitration panel appointed by The American Arbitration Association (“AAA”) and pursuant to the Commercial Arbitration Rules of the AAA, which rules are hereby incorporated by reference thereto and made a part of this Agreement. The arbitrators shall determine whether the conditions for removal of a Core Product from Schedule A have been met. The arbitration shall be completed within 90 days of its commencement. The arbitration award shall be final and binding on both parties. The costs of the arbitration shall be borne equally by AFC and Diversified, but each party shall bear its own attorneys fees. During the period that the arbitration is pending, the Core Product at issue shall remain on Schedule A.

D. Time Period for Modification Requests by AFC. Except for any changes required by international, federal, state or local laws, regulations, or judicial orders in Domestic Markets (including International Markets while treated as Domestic Markets under Section 6(A)), AFC agrees that it will not make any requests for any modifications to the Core Products (as provided in Section 11(C) of this Agreement) before January 1, 2016; provided, however, that AFC and Diversified acknowledge that governmental regulation regarding sodium levels is possible in the next five (5) years, and Diversified will use good faith efforts to achieve a reduction in sodium levels, but Diversified cannot warrant the amount of such reduction, if any, at this time.
E. Approval of Modified Core Products. Before Diversified may sell any materially modified Core Product under this Agreement to AFC, any Distributor(s), or the Franchisees, AFC must approve the modifications to a Core Product in writing. Upon such approval, the modified Core Product shall be added to the list of Core Products attached hereto as Schedule A, and thereafter shall be included as one of the Core Products covered under this Agreement.
F. Quality and Assurance Testing. Subject to the limitations set forth in Section 9 above, AFC may conduct testing of the Core Products throughout the Term of this Agreement for quality and assurance purposes only. Diversified shall use commercially reasonable efforts to cooperate in such testing and shall supply such Core Product samples as are reasonably required, free of charge, including shipping costs.
G. Certain Terminology. The use in this Agreement of any one of the terms “modifications” or “improvements” or “changes,” or any of their derivatives (such as “modified” or “improved” or “changed”), alone without the others is intended in each case to stand for and encompass all three terms, and no distinction is intended by the use of one term without the others.
12. ORDERS, SUPPLY, AND DELIVERY. The parties agree to use commercially reasonable efforts to work with each other (and with the Distributors, with any purchasing cooperative working with AFC such as SMS, with any processor working with Diversified, and with any other person or entity involved in the distribution chain) to handle orders, supply, and delivery of the Core Products through the Distributor(s) to AFC and the Franchisees in a commercially reasonable manner. AFC or its designee shall instruct the Franchisees and/or the Distributor(s) to place purchase orders with Diversified at least two weeks before the requested date of delivery by Diversified. Diversified will use commercially reasonable efforts to accommodate any purchase orders not placed timely. AFC shall require its Distributors to maintain at least a two-week inventory of all Core Products.

13. PRICES AND DELIVERY
A. Pricing of Core Products. Diversified’s sales price for each Core Product is for F.O.B. the facility designated by Diversified. Once an initial price for a Core Product is established or adjusted, the price of the Core Product shall remain the same unless and until adjusted. The parties agree that the prices established pursuant to this Section 13 are fair and reasonable.
B. Initial Prices for Initial Core Products. As of the Effective Date of this Agreement, the Core Product prices shall be the prices set forth in Schedule A attached hereto under the heading “Effective Date Price”.
C. January 1, 2011 Price Cuts. On January 1, 2011, the price of each Core Product (as in effect immediately before January 1, 2011) shall be reduced by an amount equal to 3% of the Effective Date price of such Core Product, and rounded off to the nearest penny, provided that (i) in the case of a Core Product that was added to Schedule A after the Effective Date, the price shall not be subject to the price cut, and (ii) in the case of a Flour-Based Core Product, the price shall be further adjusted pursuant to Section 13(H). In the case of Core Products existing on the Effective Date that are not Flour-Based Products, their prices shall be the prices set forth in Schedule A attached hereto under the heading “Price as of 1-1-2011”. In the case of Flour-Based Core Products, their prices cannot be calculated in advance, because their prices fluctuate in accordance with Section 13(H) below.
D. January 1, 2012 Price Cuts. On January 1, 2012, the price of each Core Product (as in effect immediately before January 1, 2012) shall be reduced by an amount equal to 3% of the price of such Core Product, and rounded off to the nearest penny, provided that (i) in the case of a Core Product that was added to Schedule A after the Effective Date, the price shall not be subject to the price cut, and (ii) in the case of a Flour-Based Core Product, the price shall be further adjusted pursuant to Section 13(H). In the case of Core Products existing on the Effective Date that are not Flour-Based Products, their prices shall be the prices set forth in Schedule A attached hereto under the heading “Price as of 1-1-2012”. In the case of Flour-Based Core Products, their prices cannot be calculated in advance, because their prices fluctuate in accordance with Section 13(H) below.
E. January 1, 2013 Price Cuts. On January 1, 2013, the price of each Core Product (as in effect immediately before January 1, 2013) shall be reduced by an amount equal to 3% of the price of such Core Product, and rounded off to the nearest penny, provided that (i) in the case of a Core Product that was added to Schedule A after the Effective Date, the price shall not be subject to the price cut, and (ii) in the case of a Flour-Based Core Product, the price shall be further adjusted pursuant to Section 13(H). In the case of Core Products existing on the Effective Date that are not Flour-Based Products, their prices shall be the prices set forth in Schedule A attached hereto under the heading “Price as of 1-1-2013”. In the case of Flour-Based Core Products, their prices cannot be calculated in advance, because their prices fluctuate in accordance with Section 13(H) below.

F. January 1, 2014 Price Cuts. On January 1, 2014, the price of each Core Product (as in effect immediately before January 1, 2014) shall be reduced by an amount equal to 3% of the price of such Core Product, and rounded off to the nearest penny, provided that (i) in the case of a Core Product that was added to Schedule A after the Effective Date, the price shall not be subject to the price cut, and (ii) in the case of a Flour-Based Core Product, the price shall be further adjusted pursuant to Section 13(H). In the case of Core Products existing on the Effective Date that are not Flour-Based Products, their prices shall be the prices set forth in Schedule A attached hereto under the heading “Price as of 1-1-2014”. In the case of Flour-Based Core Products, their prices cannot be calculated in advance, because their prices fluctuate in accordance with Section 13(H) below.
G. Initial Price Adjustments for Modified Core Products. In the event any of the Core Products are modified pursuant to Section 11 of this Agreement, the parties agree to in good faith negotiate a reasonable price adjustment for the modified Core Product. Diversified shall provide AFC with commercially reasonable information regarding the reasons justifying the change in price of the Core Product, the capital expenditures and units sales made, and Diversified’s initial price adjustment for the modified Core Product. If within 30 days of Diversified’s submission of its initial price adjustment, the parties are unable to agree upon a reasonable price adjustment for the modified Core Product, the determination of the initial price adjustment shall be settled exclusively by arbitration in the City of New Orleans, Louisiana, before a three-person arbitration panel appointed by The American Arbitration Association (“AAA”) and pursuant to the Commercial Arbitration Rules of the AAA, which rules are hereby incorporated by reference thereto and made a part of this Agreement. The arbitrators shall determine a reasonable initial price adjustment. The arbitration shall be completed within 90 days of its commencement. The arbitration award shall be final and binding on both parties. Once the arbitration award is rendered, the price of the modified Core Product shall equal the price of the pre-modified Core Product, plus or minus (as applicable) the price adjustment determined by the arbitration. The costs of the arbitration shall be borne equally by AFC and Diversified, but each party shall bear its own attorneys fees. The modified Core Product will not be sold until its price is resolved and pending resolution thereof the pre-modified Core Product will continue to be sold at its price determined in accordance with the terms of this Agreement.
H. Semi-Annual Price Adjustments for Flour-Based Core Products. Beginning on January 1, 2011, and thereafter on the first day of each subsequent July and January, the price of each Flour-Based Core Product (in existence immediately prior to such month) shall be adjusted (unless otherwise agreed) by applying the following formula:
The new price for the Flour-Based Core Product = Old Product Price + [((New Flour Index - Old Flour Index) / Pounds Per Flour Index Unit) x Pounds Per DFS Unit], with the final amount rounded off to the nearest penny.

where:
“Old Product Price” means the price of the Flour-Based Core Product as in effect immediately before the adjustment (and after any adjustment under Section 13(C), (D), (E), or (F))
“New Flour Index” means the Flour Index as of the close of business on the thirteenth (or, if not a business day, the last business day before the thirteenth) of the month immediately preceding the adjustment date
“Old Flour Index” means the Flour Index as of the close of business on the thirteenth (or, if not a business day, the last business day before the thirteenth) of the calendar month six months preceding the month immediately preceding the adjustment date
“Pounds Per Flour Index Unit” means the number of pounds in the unit of product used by the Flour Index (which, as of the Effective Date, is 100)
“Pounds Per DFS Unit” means the number of pounds in the unit of product stated on Schedule A
For example, [***].
Diversified shall request the Flour Seller to provide the Flour Index prices as of the pertinent times promptly in writing by email or fax or other comparable method to both Diversified and AFC. The parties may discuss alternative mechanisms for determining the price of Flour-Based Core Products.
If for any reason the price adjustment mechanism set forth in this Section 13(H) cannot be implemented, and the parties are unable to agree upon a reasonable substitute mechanism within 30 days (such as the adoption of a substitute Flour Index), the determination of the substitute mechanism shall be settled exclusively by arbitration in the City of New Orleans, Louisiana, before a three-person arbitration panel appointed by The American Arbitration Association (“AAA”) and pursuant to the Commercial Arbitration Rules of the AAA, which rules are hereby incorporated by reference thereto and made a part of this Agreement. The arbitrators shall determine a reasonable substitute mechanism to replace the mechanism set forth in this Section 13(H). The arbitration shall be completed within 90 days of its commencement. The arbitration award shall be final and binding on both parties. The costs of the arbitration shall be borne equally by AFC and Diversified, but each party shall bear its own attorneys fees. During the period that the arbitration is pending, the prices of the Flour Based Core Products shall remain the same as prior to the arbitration.
I. Price Adjustments for Extraordinary Circumstances. AFC and Diversified anticipate that, for the time period from the Effective Date through December 31, 2014, the price for each Core Product that is not a Flour-Based Core Product shall be as set forth in Schedule A attached hereto. In the event of an extraordinary change in

Diversified’s costs payable to third parties for essential ingredients or commodities that is beyond the reasonable control of Diversified, Diversified may request that AFC agree to an increase in price for a Core Product that is not a Flour-Based Product so affected, but only for the period of time in which Diversified experiences such extraordinary changes in Diversified’s costs. If Diversified seeks such an increase in price, Diversified shall provide AFC with commercially reasonable information and reasons justifying the requested change in price, and Diversified’s proposed price adjustment. If within 10 days of Diversified’s submission of its proposed price adjustment, the parties are unable to agree upon a reasonable price adjustment for any such affected non-flour based Core Products, the determination of the price adjustment and the time period for such adjustment for each such Core Product shall be settled exclusively by arbitration in the City of New Orleans, Louisiana, before a three-person arbitration panel appointed by The American Arbitration Association (“AAA”) and pursuant to the Commercial Arbitration Rules of the AAA, which rules are hereby incorporated by reference thereto and made a part of this Agreement. The arbitrators shall determine a reasonable price adjustment and a reasonable time period the adjusted price will be in effect for each such Core Product at issue. The arbitration shall be completed within 30 days of its commencement. The arbitration award shall be final and binding on both parties. The costs of the arbitration shall be borne equally by AFC and Diversified, but each party shall bear its own attorneys fees. During the period that the arbitration is pending, the prices of the non-flour based Core Products at issue shall remain the same as prior to the arbitration.
J. Annual Price Adjustments for All Other Core Products Beginning January 1, 2015. Beginning on January 1, 2015, and thereafter on each subsequent January 1, with respect to each Core Product (in existence immediately prior to such January 1) that is not a Flour-Based Core Product, the price shall be adjusted as set forth in this Section 13(J). The parties agree to in good faith negotiate prior to each such January 1 in an attempt to agree in advance upon a reasonable annual price adjustment for these non-flour based Core Products to establish the price for the coming year. At least 60 days prior to each such January 1, Diversified shall provide AFC with commercially reasonable information and reasons justifying the change in price for these non-flour based Core Products, the capital expenditures and units sales made, and Diversified’s prices for these non-flour based Core Products as of the coming January 1. If within 30 days of Diversified’s submission of its annual price adjustments, the parties are unable to agree upon a reasonable price adjustment for any non-flour based Core Products for the coming year, the determination of the price adjustment for each such Core Product for such year shall be settled exclusively by arbitration in the City of New Orleans, Louisiana, before a three-person arbitration panel appointed by The American Arbitration Association (“AAA”) and pursuant to the Commercial Arbitration Rules of the AAA, which rules are hereby incorporated by reference thereto and made a part of this Agreement. The arbitrators shall determine a reasonable price adjustment for such year for each Core Product at issue. The arbitration shall be completed within 90 days of its commencement. The arbitration award shall be final and binding on both parties. Once the arbitration award is rendered, the new price for that year for each non-flour based Core Product at issue shall equal the price immediately prior to the arbitration, plus or minus (as applicable) the price adjustment determined by the arbitration. The costs of the arbitration shall be borne equally by AFC and Diversified, but each party shall bear its own attorneys fees. During the period that the arbitration is pending, the prices of the non-flour based Core Products at issue shall remain the same as prior to the arbitration.
K. Passage of Title, Ownership, and Risk. Title to, ownership of, and risk of loss with respect to each Core Product purchased and sold under this Agreement shall remain with Diversified until delivery at Diversified’s designated facility, at which point such title, ownership, and risk of loss will pass.
14. PAYMENTS BY DISTRIBUTOR(S) AND FRANCHISEES. Payment for the Core Products and any Other Products delivered by Diversified shall be made by and shall be the sole responsibility of the party purchasing such products. Diversified shall invoice directly for all products supplied by Diversified. AFC shall not be responsible for any non-payment of Diversified’s invoices for products sold and/or delivered to the Distributor(s) or the Franchisees. If Diversified in good faith gives AFC notice that Diversified considers a specified Distributor or AFC-designated processor not to be creditworthy and provides AFC with commercially reasonable information supporting same, then Diversified may require cash on delivery from such Distributor or processor, and the refusal of Diversified to extend credit to such Distributor or processor or to deliver any product to such Distributor or processor absent payment in cash on delivery shall not be deemed a breach of this Agreement in any way.
15. WARRANTIES.
     A. Diversified’s Warranties. Diversified will not adulterate or misbrand any products as prohibited by the Federal Food, Drug, and Cosmetic Act (“FDA”). Diversified agrees that its supplies of beef, pork, and poultry products will be from processors under inspection from the USDA. The Core Products supplied by Diversified shall be merchantable and free from defects in material and workmanship and shall comply with all content and labeling requirements under applicable laws in Domestic Markets. Upon the request of AFC, any Distributor(s), or the Franchisees delivered in writing to Diversified within 10 days of receipt of any Core Products from Diversified that fail to conform to any of the warranties set forth in this Section 15(A), Diversified shall replace, at Diversified’s expense, or refund the full purchase price of, such nonconforming Core Products, and Diversified may require, at Diversified’s expense, the prompt return of any such nonconforming Core Products. This warranty shall control insofar as the same may conflict with any warranty or limitation on warranty set forth in Diversified’s forms.
     B. AFC’s Warranties. AFC represents and warrants as of the Effective Date that (i) AFC does not foresee any major changes in AFC’s and its Franchisees’ requirements for the Core Products in the foreseeable future; (ii) AFC does not know of any laws or regulations in any jurisdiction in the Domestic Markets with which the Core Products are not compliant; and (iii) AFC has no plans to permit the Franchisees to remove any of the Core Products from their menus in the foreseeable future. If at any time AFC foresees any such major change or plans, or learns of any such laws or regulations, AFC shall give Diversified prompt written notice, in reasonable detail, of such matters.
16. CONFIDENTIAL INFORMATION
A. Ownership by AFC. Ownership of all trade secrets of AFC and the AFC Confidential Information (including any furnished or disclosed by AFC to Diversified hereunder or previously) is and shall remain the property of AFC. Any reproductions, notes, specifications, manuals, summaries or similar documents relating to the trade secrets of AFC and AFC Confidential Information shall become and remain the property of AFC immediately upon creation. Subject to the limitations of Section 9 of this Agreement, AFC and Diversified acknowledge and agree that AFC owns any recipes or formulas it independently develops, without Prohibited Analysis, for any products sold or to be sold in Popeyes restaurants.
B. Ownership by Diversified. Ownership of all trade secrets of Diversified and the Diversified Confidential Information (including any furnished or disclosed by Diversified to AFC hereunder or previously) is and shall remain the property of Diversified. Any reproductions, notes, specifications, manuals, summaries or similar documents relating to the trade secrets of Diversified and Diversified Confidential Information shall become and remain the property of Diversified immediately upon creation. AFC and Diversified acknowledge and agree that Diversified owns the Popeyes Formulas and any other recipes or formulas it has developed or develops, whether or not for products sold or to be sold in Popeyes Restaurants, including but not limited to the recipes and formulas for the Core Products.
C. Nondisclosure of Trade Secrets. Diversified and AFC each agrees that it will not, during or after the term of this Agreement for so long as any such information remains trade secrets, use or permit the duplication or disclosure of any trade secrets owned by the other party to any person or entity (other than to employees who must have such information for the sole purpose of supplying the products contemplated under this Agreement), unless such use, duplication, or disclosure is specifically authorized by this Agreement or otherwise in advance and in writing by an authorized representative of the other party. This obligation survives the expiration or termination of this Agreement in perpetuity.
D. Nondisclosure of Confidential Information. AFC and Diversified each agrees that it will not, for a period commencing with the Effective Date of this Agreement and for so long thereafter as any such information remains competitively sensitive, use or permit the duplication or disclosure of any Confidential Information of the other party to any person or entity (other than to employees who must have such information for the sole purpose of supplying the products contemplated under this Agreement), unless such use, duplication, or disclosure is specifically authorized by this Agreement or otherwise in advance and in writing by an authorized representative of the other party.

17. INDEMNIFICATION. This Section is intended to address only indemnification for claims made by third parties. Damages for breaches of this Agreement shall be governed by applicable law.
     A. Indemnification by Diversified. Diversified shall and hereby agrees to indemnify, defend and hold AFC as well as its successors and permitted assigns, and each of their respective officers, directors, and employees, harmless from and against any and all loss, liability, actions, claims, costs (including, without limitation, reasonable attorney’s fees and expenses), damages, judgments and liabilities whatsoever (including without limitation any products liability claims, in law or equity) to the extent proximately caused by the negligence or willful misconduct of Diversified, its agents, or assigns.
     B. Indemnification by AFC. AFC shall and hereby agrees to indemnify, defend and hold Diversified as well as its successors and permitted assigns, and each of their respective officers, directors, and employees, harmless from and against any and all loss, liability, actions, claims, costs (including, without limitation, reasonable attorney’s fees and expenses), damages, judgments and liabilities whatsoever (including without limitation any products liability claims, in law or equity) to the extent proximately caused by the negligence or willful misconduct of AFC, its agents, or assigns.
18. INSURANCE. During the Initial Term of this Agreement and any Renewal Term(s), each party shall maintain and keep in force, at its own expense, comprehensive or commercial general liability insurance that includes product liability insurance with respect to its products in an amount not less than $2,000,000 per occurrence, with a reputable insurer, and shall cause the other party to be included as an additional insured on such insurance. The minimum limits of coverage required by this Agreement may be satisfied by a combination of primary and excess or umbrella insurance policies.
19. INSPECTION. AFC and SMS shall have the right reasonably to inspect Diversified’s manufacturing facilities during normal business hours at any time during the Term of this Agreement, upon reasonable notice by AFC of such inspection and execution and delivery of a confidentiality agreement reasonably requested by Diversified and subject to Diversified’s reasonable scheduling needs.
20. FORCE MAJEURE. “Force Majeure” shall mean and include any circumstance beyond the reasonable control of Diversified that causes a significant disruption in Diversified’s supply of any Core Products to the Popeyes System, including without limitation, the following: any act of nature or the public enemy, accident, explosion, fire, storm, earthquake, flood, drought, hurricane, perils of the sea, the elements, casualty, strikes, lock-outs, labor troubles, riots, sabotage, embargo, war (whether or not declared), governmental laws, regulations, orders, or decrees, unavailability of raw material, or seizure for reasons other than the adverse financial condition of the party so affected.
In the event of a Force Majeure, Diversified agrees that it will provide written notice to AFC within three (3) business days from the initial occurrence of any such event or as soon as commercially practical, stating: 1) the nature, scope and all relevant circumstances (as then known) of the Force Majeure event and impacts on the Popeyes System, and 2) whether Diversified has the need, ability and present intention, on a temporary basis, to immediately license the Popeyes Formula to a third party who is able to manufacture the Core Products at issue being produced by Diversified for the Popeyes System in sufficient quantity and quality so as not to cause a disruption in supply to the Popeyes System. In the event Diversified needs but is unable on a temporary basis to immediately license the Popeyes Formula to a third party who is able to manufacture the Core Products at issue in sufficient quantity and quality so as not to cause a disruption in supply to the Popeyes System, then AFC, the Distributor(s), or the Franchisees may begin purchasing products substantially similar to the Core Products at issue from third parties. This right shall only apply during any period Diversified is unable to satisfy its buyer’s purchase orders as a result of an event of Force Majeure. In the event Diversified licenses the Popeyes Formula to a third party manufacturer pursuant to this paragraph, Diversified shall require the third party to execute a confidentiality agreement to maintain the Popeyes Formula in the strictest confidence. If the third party manufacturer sets a price for the Core Products at issue in excess of a reasonable price for the Core Products under the circumstances, Diversified shall pay the third party manufacturer the difference between a reasonable price and the third party’s price for the duration of the term of the event of the Force Majeure, such that AFC, the Distributors, and the Franchisees shall in no event pay more than a reasonable price under the circumstances to such third party for the Core Products at issue during an event of Force Majeure. No further liability shall attach to Diversified during any such event of Force Majeure.
If Diversified and AFC do not agree on what constitutes a reasonable price for the Core Products at issue under the circumstances, the determination of the reasonable price shall be settled exclusively by arbitration in the City of New Orleans, Louisiana, before a three-person arbitration panel appointed by The American Arbitration Association (“AAA”) and pursuant to the Commercial Arbitration Rules of the AAA, which rules are hereby incorporated by reference thereto and made a part of this Agreement. The arbitrators shall determine a reasonable price for each Core Product at issue under the circumstances. The arbitration shall be completed within 90 days of its commencement. The arbitration award shall be final and binding on both parties. Once the arbitration award is rendered, the reasonable prices determined by the award shall be the reasonable prices for the Core Products at issue for purposes of such event of Force Majeure. The costs of the arbitration shall be borne equally by AFC and Diversified, but each party shall bear its own attorneys fees.
In the event of a Force Majeure, Diversified shall diligently attempt to remove or work around the disruption with reasonable dispatch. As soon as the disruption resulting from any event of Force Majeure is remedied, the parties’ respective rights, obligations and performance as set forth in this Agreement shall be immediately reinstated in full.
21. CERTIFICATE OF INDEPENDENT PRICE DETERMINATION. Each party represents and warrants that the prices under this Agreement have been arrived at independently, without the purpose of restricting competition, or any consultation, communication, or agreement with any other competitor relating to (i) such prices or (ii) the methods or factors used to calculate such prices.

22. NOTICES. Whenever, under the terms of this Agreement, notice is required, the same shall be given in writing and shall be delivered personally, or by certified mail, postage prepaid, addressed to the party for whom intended as follows:

If to AFC:	If to Diversified:

AFC Enterprises, Inc.	Diversified Foods & Seasonings, Inc.
Attn: General Counsel	Attn: President/Chief Executive Officer
5555 Glenridge Connector, NE, Suite 300	1115 North Causeway Boulevard, Suite 200
Atlanta, GA 30342-4741	Mandeville, LA 70471
Either party may change its notice address at any time by giving notice thereof to the other party.
23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one agreement between the parties. This Agreement or any counterpart may be delivered physically or by email of a scanned pdf file or other comparable electronic means.
24. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to applicable law, invalid, or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect. To the extent permissible under applicable law without invalidating the Agreement, the illegal, invalid, or unenforceable provision shall be construed instead to provide that which is most fair and equitable between the parties under the circumstances and is legal, valid, and enforceable.
25. AMENDMENTS, WAIVERS, AND MODIFICATIONS. No change in, addition to, modification or waiver of the terms and provisions of this Agreement shall be binding upon Diversified or AFC unless it is mutually agreed upon in writing. Any such instrument shall be attached to this Agreement and shall be incorporated herein. Notwithstanding the foregoing, whenever this Agreement provides that Schedule A shall have a Core Product added to it, Schedule A shall be deemed amended to add such Core Product, whether the parties execute a formal amendment or not.
26. ASSIGNMENT. Neither this Agreement nor any rights hereunder maybe assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.
27. GOVERNING LAW. This agreement shall be governed by, interpreted, performed and enforced solely in accordance with the laws of the State of Louisiana, without reference to principles of conflicts of law.
28. EFFECTIVE DATE. This Agreement shall be effective only upon execution of the Agreement by AFC and Diversified, and the occurrence of the Effective Date.

29. BEST EFFORTS TO AVOID TERMINATION. Each party shall use best efforts to avoid termination of this Agreement. This Agreement may only be terminated in accordance with Section 3(B), and then only after the terminating party has exhausted all commercially reasonable efforts to avoid terminating the Agreement, including without limitation (i) timely seeking to obtain redress of any breaches through payment of compensation, specific performance, or other appropriate remedy or combination of remedies short of termination; (ii) offering to enter into amendments to the terms and provisions of this Agreement that are fair and equitable under the circumstances; and (iii) offering to enter into non-binding mediation with the breaching party in an effort to resolve the issues through mutual agreement.
30. FORUM SELECTION. Any legal action or proceeding by either party against the other arising out of, in connection with, or relating to this Agreement or the enforcement, non-enforcement, interpretation, performance or breach of any provision of this Agreement shall be brought in the United States District Court for the Eastern District of Louisiana. Each party consents to the exclusive jurisdiction of such court and the respective appellate courts for the purpose of all such legal actions and proceedings, except those brought for enforcement of a judgment or order rendered by any such courts. Each party waives, to the fullest extent permitted by law, any objection which it may now or later have to the laying of venue in any such courts and any claim that any such court is an inconvenient forum.
31. ENTIRE AGREEMENT. This Agreement represents the entire understanding between the parties with respect to the subject matter hereof and supersedes all other negotiations, agreements, representations and covenants, whether oral or written.
[The remainder of this page is intentionally left blank so that the signature page may start on a separate page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their authorized representatives as of the date first above written.

AFC ENTERPRISES, INC.		DIVERSIFIED FOODS & SEASONINGS, INC.

By:	/s/ Cheryl A. Bachelder Title: Chief Executive Officer	By:	/s/ Al Copeland Jr. Title: Chairman of the Board
	Date: July 15, 2010		Date: July 15, 2010

SCHEDULE “A”
CORE PRODUCTS
(Items in grey are Flour-Based Core Products. Their prices for January 1, 2011, 2012, 2013, and 2014 are merely projections assuming no change in the Flour Index.)

EFFEC-
			TIVE	PRICE	PRICE	PRICE	PRICE
			DATE	AS OF	AS OF	AS OF	AS OF
ITEM	ITEM #	PACK SIZE	PRICE	1-1-2011	1-1-2012	1-1-2013	1-1-2014
Red Beans	001-100	9/5# bags per case	[***]	[***]	[***]	[***]	[***]
Jambalaya	3F0349	9/5# bags per case	[***]	[***]	[***]	[***]	[***]
Macaroni & Cheese	1F0160	16/3# bags per case	[***]	[***]	[***]	[***]	[***]
Cajun Meat	1F0111	20/2.25# bags per case	[***]	[***]	[***]	[***]	[***]
Cajun Gravy	1F0112	9/5# bags per case	[***]	[***]	[***]	[***]	[***]
All Purpose Batter (a complementary batter	3D0099	50# per bag	[***]	[***]	[***]	[***]	[***]
used for adhesion purposes on onion rings)
Catfish Production Batter	3D0333	40# per bag	[***]	[***]	[***]	[***]	[***]
Multi-Purpose Batter (a fast-fry batter for shrimp	3D2004	10/4.5# bags per case	[***]	[***]	[***]	[***]	[***]
and crawfish)
Zero Trans Biscuit [***]	1D2009	49.2# per bag	[***]	[***]	[***]	[***]	[***]
Onion Ring Batter	1955	12/1.32# bags per case	[***]	[***]	[***]	[***]	[***]
Onion Ring Batter	3D3068	50# per bag	[***]	[***]	[***]	[***]	[***]
Poultry Batter	SC600	10/4.638# bags per case	[***]	[***]	[***]	[***]	[***]
Shoestring Batter Totes	1D2000	2000# (priced per lb)	[***]	[***]	[***]	[***]	[***]
Shoestring Fry Batter	1D2010	2000# per tote	[***]	[***]	[***]	[***]	[***]
Butterfly Shrimp Breading	601	50# per bag	[***]	[***]	[***]	[***]	[***]
Butterfly Shrimp Breading	3D0086	50# per bag	[***]	[***]	[***]	[***]	[***]
Popcorn Shrimp Breading	3D0303	50# per bag	[***]	[***]	[***]	[***]	[***]
Butterfly Shrimp Seasoning	602-R	75/32.2 gr. Bags per case	[***]	[***]	[***]	[***]	[***]
Butterfly Shrimp Seasoning	1S0588	25# per bag	[***]	[***]	[***]	[***]	[***]
La. Mild Seasoning	1S0514	50# per bag	[***]	[***]	[***]	[***]	[***]
Mild #3 Seasoning	1S0616	70/211.84 gr. per case	[***]	[***]	[***]	[***]	[***]
Mild #3 Seasoning	1S0524	50# per bag	[***]	[***]	[***]	[***]	[***]
Red Rice Seasoning	1S0610	60/1.76 oz. bags per case	[***]	[***]	[***]	[***]	[***]
Spicy #2 Seasoning	1S0609	50/181.44 gr. bags per case	[***]	[***]	[***]	[***]	[***]
Riverbend Breader (for chicken nuggets)	3D3529	50# per bag	[***]	[***]	[***]	[***]	[***]
Riverbend Nugget Marinade (for chicken nuggets	3S0670	50# per bag	[***]	[***]	[***]	[***]	[***]
Riverbend Nugget Marinade (for chicken nuggets	3S0671	25# per bag	[***]	[***]	[***]	[***]	[***]
Spicy #2 Seasoning	1S0242	50# per bag	[***]	[***]	[***]	[***]	[***]
Spicy Filet Seasoning	1S0591	50# per bag	[***]	[***]	[***]	[***]	[***]
Frozen Butterfly Shrimp Batter	3D1213	50# per bag	[***]	[***]	[***]	[***]	[***]
Crawfish Seasoning	1S0240	48/20.5 gr. bags per case	[***]	[***]	[***]	[***]	[***]